Exhibit 10.1

SECOND AMENDMENT TO

CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 3, 2015, is entered into by and among Response Genetics, Inc., a Delaware corporation (“Borrower”), each of the undersigned financial institutions party hereto as lenders (individually each a “Lender” and collectively “Lenders”), and SWK FUNDING LLC, a Delaware limited liability company (“SWK”), in its capacity as administrative agent for itself as a Lender and the other Lenders (in such capacity, “Agent”).

RECITALS

WHEREAS, Borrower and Agent entered into that certain Credit Agreement, dated as of July 30, 2014 (as the same may be further amended, restated, supplemented, or otherwise modified from time to time, being hereinafter referred to as the “Credit Agreement”);

WHEREAS, Swiftcurrent Partners LP and Swiftcurrent Offshore Master Ltd. (each a “Swiftcurrent Lender” and collectively, the “Swiftcurrent Lenders”) each desire to join the Credit Agreement as a Lender; and

WHEREAS, Borrower, Agent, and the Swiftcurrent Lenders desire to amend the Credit Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

Article I

Definitions

Capitalized terms used in this Amendment are defined in the Credit Agreement unless otherwise stated.

ARTICLE II

Amendments to Credit Agreement

2.1 Amendments to Section 1.1 of the Credit Agreement. Effective as of the Second Amendment Effective Date, Section 1.1 of the Credit Agreement is amended by adding the following definition thereto in its appropriate alphabetical order:

“‘Second Amendment Effective Date’ means April 3, 2015.”

2.2 Amendment to Section 2.2 of the Credit Agreement. Effective as of the Second Amendment Effective Date, Section 2.2 of the Credit Agreement is amended and restated in its entirety to read as follows:

“2.2 Loan Procedures

(a) Lenders have advanced to Borrower (x) on the Closing Date, an amount equal to Eight Million Five-hundred Thousand and No/100 Dollars ($8,500,000), and (y) on the First Amendment Effective Date, an amount equal to One Million Five Hundred Thousand and No/100 Dollars ($1,500,000). Borrower, Agent and Lenders hereby agree and acknowledge that, as of the Second Amendment Effective Date (and immediately prior to the subsequent advance of the Term Loan described in clause (b) below), the outstanding principal balance of the Term Loan is Ten Million and No/100 Dollars ($10,000,000).

(b) Upon satisfaction by Borrower of the conditions to closing described in that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, Lenders shall advance to Borrower an Advance in the aggregate amount of Two Million and No/100 Dollars ($2,000,000).”

2.3 Amendment to Section 2.7 of the Credit Agreement. Effective as of the Second Amendment Effective Date, Section 2.7(b) of the Credit Agreement is amended and restated in its entirety to read as follows:

“(b) Exit Fee. Upon the earlier to occur of (i) the Term Loan Maturity Date, or (ii) full repayment of the Loan and all other Obligations whether as a result of the acceleration of the Loan, or otherwise, Borrower shall pay an exit fee to each Lender in an amount equal to the product of (i) two percent (2.0%), multiplied by (ii) the product of (x) such Lender’s Pro Rata Term Loan Share, multiplied by (y) the aggregate principal amount of all Term Loans advanced hereunder.”

2.4 Amendment to Section 7.13.2 of the Credit Agreement. Effective as of the Second Amendment Effective Date, Section 7.13.2 of the Credit Agreement is amended to delete the cells for “Q1 2015” and replace them with the cells below to read as follows:

Q1 2015
$15.0

2.5 Amendment to Annex I to Credit Agreement. Effective as of the Second Amendment Effective Date, the table in Annex I to the Credit Agreement is hereby deleted and restated in its entirety to read as follows:

Lender	Term Loan Commitment	Pro Rata Term Loan Share
SWK Funding LLC	$11,000,000	91.666%
Swiftcurrent Partners LP	$449,000	3.742%
Swiftcurrent Offshore Master Ltd.	$551,000	4.592%

2.1 Amendment to Annex II to Credit Agreement. Effective as of the Second Amendment Effective Date, Annex II to the Credit Agreement is hereby deleted and replaced with Annex II attached hereto and incorporated herein by reference.

ARTICLE III

Addition of Swiftcurrent Lenders as Lenders

3.1. Swiftcurrent Lender Covenants, Representations, and Warranties. As of the Second Amendment Effective Date, each Swiftcurrent Lender hereby:

(a) accepts all of the rights, duties and obligations of a “Lender” under the Credit Agreement, the other Loan Documents, and any other documents or instruments delivered pursuant thereto to the extent related to its Term Loan Commitment identified on Annex I to the Credit Agreement, as amended hereby;

(b) acknowledges and agrees that Agent makes no other representation or warranty and assumes no responsibility with respect to (i) any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Documents or any other instrument or document furnished pursuant thereto; or (ii) the financial condition of any Loan Party or any other Person or the performance or observance by any Loan Party of its Obligations under the Credit Agreement or the other Loan Documents or any other instrument or document furnished pursuant thereto;

(c) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment, the Credit Agreement, and the other Loan Documents as a “Lender” thereunder;

(d) agrees that it will, independently and without reliance upon Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement;

(e) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement; (ii) it has, independently and without reliance upon Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to join the Credit Agreement and the other Loan Documents as a Lender thereunder; (iii) it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by its Term Loan Commitment and either it, or the Person exercising discretion in making its decision to join the Credit Agreement and the other Loan Documents as a Lender, is experienced in such determinations; and (v) if organized under the laws of a jurisdiction outside the United States, will deliver to Agent on or before the Second Amendment Effective Date the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to such Swiftcurrent Lender’s exemption from United States withholding taxes with respect to all payments to be made to it under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty;

(f) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and

(g) represents and warrants that upon the Second Amendment Effective Date, such Swiftcurrent Lender will be a Lender under the Credit Agreement and further agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and confirms that all of its obligations as a Lender under the Credit Agreement and the other Loan Documents are, and upon its execution of this Amendment and as of the Second Amendment Effective Date, shall continue to be, in full force and effect.

3.2. Waiver of Affiliate Status. In consideration of the Swiftcurrent Lenders’ obligations under Section 3.1 hereunder, all parties hereto waive any and all restrictions on each Swiftcurrent Lender under the Credit Agreement arising out of such Swiftcurrent Lender’s status as an Affiliate of the Loan Parties, including, but not limited to any restrictions under Section 7.7 of the Credit Agreement with respect to each Swiftcurrent Lender entering into this Amendment (the “Affiliate Restrictions”), and no Affiliate Restriction shall have any effect in limiting or preventing any action by any Swiftcurrent Lender; provided, however, that nothing in this Section 3.2 shall otherwise in any way affect any Swiftcurrent Lender’s obligations as a “Lender” under the Credit Agreement and the other Loan Documents.

ARTICLE IV

Conditions Precedent and Post-Closing Obligations

The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent in a manner satisfactory to Agent and Lenders, unless specifically waived in writing by Agent and Lenders:

A. Agent shall have received this Amendment duly executed by Borrower and each Lender.

B. The applicable Lender shall have received (i) a warrant issued to SWK in relation to the Term Loan advance on the Second Amendment Effective Date by SWK in the amount of $1,000,000, and (ii) a warrant issued to each Swiftcurrent Lender in relation to the Term Loan advance on the Second Amendment Effective Date by each such Swiftcurrent Lender in the amount of such Swiftcurrent Lender’s Term Loan Commitment, each such warrant to be issued by Borrower on the Second Amendment Effective Date in form and substance acceptable to Agent and such Lender.

C. Except as otherwise previously disclosed to Agent in writing, the representations and warranties contained herein and in the Credit Agreement and the other Loan Documents, as each is amended hereby, shall be true and correct in all material respects as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such date.

D. No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been otherwise specifically waived in writing by Agent.

E. All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent; and Borrower shall provide to Agent a secretary’s certificate with resolutions in form and substance acceptable to Agent.

ARTICLE V

Ratifications, Representations and Warranties

5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent, and each Lender agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower agrees that this Amendment is not intended to and shall not cause a novation with respect to any or all of the Obligations.

5.2 Representations and Warranties. Borrower hereby represents and warrants to Agent and each Lender that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite action (as applicable) on the part of Borrower and will not violate the organizational documents of Borrower; (b) Borrower’ directors have authorized the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) except as otherwise previously disclosed in writing to Agent, the representations and warranties contained in the Credit Agreement and the other Loan Documents, as each is amended hereby, are true and correct in all material respects on and as of the date hereof (except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such date); (d) no Default or Event of Default under the Credit Agreement, as amended hereby, has occurred and is continuing; (e) Borrower is in full compliance in all material respects with all covenants and agreements contained in the Credit Agreement and the other Loan Documents, as amended hereby; and (f) except as disclosed to Agent, Borrower has not amended its organizational documents since the date of the Credit Agreement.

ARTICLE VI

Miscellaneous Provisions

6.1 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and each Lender to rely upon them.

6.2 Reference to Credit Agreement. Each of the Credit Agreement and the other Loan Documents, and any and all other Loan Documents, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement and such other Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement, as amended hereby.

6.3 Expenses of Agent and Lenders. As provided in the Credit Agreement, Borrower agrees to pay on or before the Second Amendment Effective Date (and at other times promptly upon demand) all costs and expenses incurred by Agent and each Lender (or their respective Affiliates) in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the reasonable costs and fees of legal counsel, and all costs and expenses incurred by Agent and each Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby, or any other Loan Documents, including, without, limitation, the reasonable costs and fees of legal counsel.

6.4 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Agent and each Lender and Borrower and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations hereunder except in accordance with the terms and provisions of the Credit Agreement.

6.6 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument. This Amendment may be executed by facsimile or electronic (.pdf) transmission, which facsimile or electronic (.pdf) signatures shall be considered original executed counterparts for purposes of this Section 6.6, and each party to this Amendment agrees that it will be bound by its own facsimile or electronic (.pdf) signature and that it accepts the facsimile or electronic (.pdf) signature of each other party to this Amendment.

6.7 Effect of Waiver. No consent or waiver, express or implied, by Agent to or for any breach of or deviation from any covenant or condition by Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

6.9 Applicable Law. THE TERMS AND PROVISIONS OF SECTIONS 10.17 (GOVERNING LAW) AND 10.18 (FORUM SELECTION; CONSENT TO JURISDICTION) OF THE CREDIT AGREEMENT ARE HEREBY INCORPORATED HEREIN BY REFERENCE, AND SHALL APPLY TO THIS AMENDMENT MUTATIS MUTANDIS AS IF FULLY SET FORTH HEREIN.

6.10 Final Agreement. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY Borrower AND AGENT.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Amendment has been executed and is effective as of the date first above-written.

BORROWER:

Response Genetics, Inc.,
a Delaware corporation

By:	/s/ Thomas A. Bologna
Name:	Thomas A. Bologna
Title:	Chief Executive Officer

AGENT:

SWK FUNDING LLC,
as Agent

By:	SWK Holdings Corporation,
its sole Manager

	By:	/s/ Winston Black
	Name:	Winston Black
	Title:	Managing Director

[Signature Page to Second Amendment to Credit Agreement]

LENDERS:

SWK FUNDING LLC,
as a Lender

By:	SWK Holdings Corporation,
its sole Manager

	By:	/s/ Winston Black
	Name:	Winston Black
	Title:	Managing Director

Swiftcurrent Partners LP,
as a Lender

By:	Bridger Capital, LLC,
its general partner

	By:	/s/ Lucas Warford
	Name:	Lucas Warford
	Title:	Chief Operating Officer

Swiftcurrent Offshore Master Ltd.,
as a Lender

By:	Bridger Management, LLC,
its investment manager

	By:	/s/ Lucas Warford
	Name:	Lucas Warford
	Title:	Chief Operating Officer

[Signature Page to Second Amendment to Credit Agreement]

ANNEX II

Addresses

Party	Notice Address
Agent:

SWK Funding LLC

14755 Preston Road, Suite 105

Dallas, TX 75254

Email: notifications@swkhold.com

with a copy to:

Holland & Knight LLP

200 Crescent Court, Suite 1600

Dallas, Texas 75201

Attn: Ryan Magee

Email: ryan.magee@hklaw.com

Lenders:

SWK Funding LLC

14755 Preston Road, Suite 105

Dallas, TX 75254

Email: notifications@swkhold.com

with a copy to:

Holland & Knight LLP

200 Crescent Court, Suite 1600

Dallas, Texas 75201

Attn: Ryan Magee

Email: ryan.magee@hklaw.com

Swiftcurrent Partners LP and

Swiftcurrent Offshore Master Ltd.

c/o Bridger Managerment LLC

90 Park Avenue – 40th Floor

New York, NY 10016

Attn: Lucas Warford

Email: luke.warford@bridgercapital.com

and

Swiftcurrent Offshore Master Ltd.

c/o Morgan Stanley Fund Services (Cayman) Ltd.

Cricket Square, 2nd Floor

Boundary Hall, Hutchins Drive, P.O. Box 2681

Grand Cayman KY1-1111, Cayman Islands

Attn: Lucas Warford

Email: luke.warford@bridgercapital.com

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attn: Jan Sysel

Email: jan.sysel@friedfrank.com

Annex II - i

Borrower:	Response Genetics, Inc. 1640 Marengo Street, 7th Floor Los Angeles, California 90049 Attn: Tom Bologna Email: tbologna@responsegenetics.com

Annex II - ii